Exhibit 32

CERTIFICATION OF THE PRESIDENT AND THE SENIOR VICE PRESIDENT, FINANCE
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Washington Gas Light Company (the Company) on Form 10-Q for the quarterly period ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Donald M. Jenkins, President, and Wendy Zelond, Senior Vice President, Finance, each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, that:
(1)The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
This certification is being made for the exclusive purpose of compliance by the President and the Senior Vice President, Finance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed, or used by any person for any reason other than as specifically required by law.

/s/ Donald M. Jenkins

Donald M. Jenkins
President

/s/ Wendy Zelond

Wendy Zelond
Senior Vice President, Finance

April 29, 2021